EX-99.23.l

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

ADIRONDACK SMALL CAP FUND

A SERIES OF

ADIRONDACK FUNDS

LETTER OF INVESTMENT INTENT

March 18, 2005

To the Board of Trustees of Adirondack Funds

The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of the Adirondack Small Cap Fund, a series of Adirondack Funds, in the amount of $41,800.08 for 4,180.008 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $41,800.08.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Louis Morizio

            Louis Morizio

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

ADIRONDACK SMALL CAP FUND

A SERIES OF

ADIRONDACK FUNDS

LETTER OF INVESTMENT INTENT

March 18, 2005

To the Board of Trustees of Adirondack Funds

The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of the Adirondack Small Cap Fund, a series of Adirondack Funds, in the amount of $38,799.26 for 3,879.926 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $38,799.26.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Matthew P. Reiner

            Matthew Reiner

SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

ADIRONDACK SMALL CAP FUND

A SERIES OF

ADIRONDACK FUNDS

LETTER OF INVESTMENT INTENT

March 18, 2005

To the Board of Trustees of Adirondack Funds

The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of the Adirondack Small Cap Fund, a series of Adirondack Funds, in the amount of $50,000 for 5,000 shares at net asset value of $10.00 per share, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the amount of $50,000.

The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

/s/ Gregory A. Roeder

            Gregory Roeder